Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424 Rich Rosen (Investors) (513) 534-3307 Debra DeCourcy, APR (Media) (513) 534-6957	January 21, 2010

FIFTH THIRD BANCORP REPORTS 2009 NET INCOME OF $737 MILLION

Includes fourth quarter 2009 net loss of $98 million

•	Fourth quarter 2009 net loss of $0.20 per diluted share

•	Third quarter 2009 net loss of $97 million; $0.20 per diluted share

•	Third quarter 2009 results included net benefit related to Visa shares of $317 million pre-tax or $206 million after tax; $0.26 per diluted share

•	Net interest margin of 3.55%, up 12 bps from the previous quarter

•	Noninterest income up 7% sequentially excluding the third quarter 2009 Visa gain

•	Improving credit trends

•	Net charge-offs declined 6%

•	Both early and late stage delinquencies declined significantly from the third quarter

•	Nonperforming assets increased 1 percent sequentially; including loans held-for-sale, total nonperforming assets declined 1 percent

•	Average core deposits up 11%, wholesale funding down 44% from a year ago

•	Tangible common equity ratio of 6.45%, Tier 1 common ratio of 7.00%, Leverage ratio of 12.43%, Tier 1 ratio of 13.31%, total capital ratio of 17.48%

•	Allowance to loan ratio increased to 4.88%, allowance to nonperforming loans ratio increased to 127%, allowance 1.3 times annualized net charge-offs

•	Extended $19 billion of new and renewed credit in the fourth quarter

Earnings Highlights

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Earnings ($ in millions)
Net income (loss)	($98)	($97)	$882	$50	($2,142)	(1%)	95%
Net income (loss) available to common shareholders	($160)	($159)	$856	($26)	($2,184)	(1%)	93%
Common Share Data
Earnings per share, basic	(0.20)	(0.20)	1.35	(0.04)	(3.78)	—	95%
Earnings per share, diluted	(0.20)	(0.20)	1.15	(0.04)	(3.78)	—	95%
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	—	—
Financial Ratios
Return on average assets	(.35%)	(.34%)	3.05%	0.17%	(7.16%)	(3%)	95%
Return on average common equity	(6.3)	(6.1)	41.2	(1.4)	(94.6)	(3%)	93%
Tier I capital	13.31	13.19	12.90	10.93	10.59	1%	26%
Tier I common equity	7.00	7.01	6.94	4.50	4.37	—	60%
Net interest margin (a)	3.55	3.43	3.26	3.06	3.46	3%	3%
Efficiency (a)	63.1	50.8	29.9	65.1	131.3	24%	(52%)
Common shares outstanding (in thousands)	795,068	795,316	795,313	576,936	577,387	—	38%
Average common shares outstanding (in thousands):
Basic	790,442	790,334	629,789	571,810	571,809	—	38%
Diluted	790,442	790,334	718,245	571,810	571,809	—	38%

(a)	Presented on a fully taxable equivalent basis

Fifth Third Bancorp (Nasdaq: FITB) today reported full year 2009 net income of $737 million compared with a net loss of $2.1 billion in 2008. 2009 net income available to common shareholders was $511 million or $0.67 per diluted share compared with a 2008 net loss of $2.2 billion or $3.91 per diluted share.

Fourth quarter 2009 results were a net loss of $98 million compared with a net loss of $97 million in the third quarter of 2009 and a net loss of $2.1 billion in the fourth quarter of 2008. After preferred dividends, the fourth quarter 2009 net loss available to common shareholders was $160 million or $0.20 per diluted share, compared with a third quarter net loss of $159 million or $0.20 per diluted share, and a net loss of $2.2 billion or $3.78 per diluted share in the fourth quarter of 2008.

Fourth quarter results included the benefit of a $20 million pre-tax mark-to-market adjustment on warrants related to the Fifth Third Processing Solutions joint venture, recorded in other noninterest income, offset by a $22 million pre-tax litigation reserve accrual recorded in other noninterest expense for litigation associated with bank card association membership. Third quarter 2009 results included a pre-tax net benefit of $317 million, or $0.26 per diluted share after-tax, from the sale of our Visa, Inc. Class B common shares and the release of Visa litigation reserves. Fourth quarter 2008 results included net charges of $1.0 billion pre-tax or $1.76 per diluted share: a $965 million goodwill impairment charge, a $40 million other-than-temporary-impairment charge on securities, a $34 million charge to lower the cash surrender value of a BOLI policy, and an $8 million charge due to changes in loss estimates related to the Bancorp’s indemnification obligation with Visa.

“Fourth quarter credit trends were better than expected and showed encouraging signs of improvement”, said Kevin T. Kabat, Chairman, CEO and President of Fifth Third Bancorp. “Net charge-offs were $708 million, down $48 million from the third quarter, with improvement in both commercial and consumer loan losses. We expect net charge-offs to decline again in the first quarter, reflecting relatively stable consumer trends and lower C&I and commercial real estate losses, and our current expectation is for full-year 2010 net charge-offs to decline from those realized in 2009 as we experience lower loss content in problem assets at this stage of the cycle. Loans 30-89 days past due and loans more than 90 days past due were down significantly during the quarter primarily due to improvement in commercial delinquencies. Nonperforming assets increased 1 percent, significantly lower than previous quarters during this cycle. Our current expectation is for nonperforming assets to increase moderately in the first quarter and for growth to continue to slow moving forward.

The provision for loan losses exceeded net charge-offs by $68 million, increasing the reserve to loan ratio to 4.88 percent and coverage of non-performing loans and leases to 127 percent. We do not expect further appreciable increases in our loan loss reserve levels to be necessary, given our strong reserve position and current expectations for credit trends.

In addition to credit results, fourth quarter operating results were significantly improved. Net interest income was up modestly from last quarter with 12 bps of net interest margin expansion. Core deposit growth remains strong, particularly in transaction deposits which were up 6 percent sequentially. This transaction deposit growth offset a reduction in retail CDs and allowed us to reduce wholesale funding that resulted in a significantly better liquidity position. We originated $19 billion in loans and renewals during the quarter despite loan demand that remains weak. Excluding the benefit of actions related to our shares in Visa, Inc., noninterest income increased 7 percent and expenses increased 2 percent. Pre-provision net revenue of $562 million increased 7 percent excluding the Visa benefit.

We currently expect credit and operating results to improve further in the first quarter, and that our aggressive actions to address the issues presented by this cycle will continue to serve us well as the economic environment stabilizes and improves.”

Income Statement Highlights

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$882	$874	$836	$781	$897	1%	(2%)
Provision for loan and lease losses	776	952	1,041	773	2,356	(18%)	(67%)
Total noninterest income	651	851	2,583	697	642	(23%)	1%
Total noninterest expense	967	876	1,021	962	2,022	10%	(52%)

Income (loss) before income taxes (taxable equivalent)	(210)	(103)	1,357	(257)	(2,839)	(104%)	93%

Taxable equivalent adjustment	4	5	5	5	5	(20%)	(20%)
Applicable income taxes	(116)	(11)	470	(312)	(702)	(955%)	83%

Net income (loss)	(98)	(97)	882	50	(2,142)	(1%)	95%
Dividends on preferred stock	62	62	26	76	42	—	48%

Net income (loss) available to common shareholders	(160)	(159)	856	(26)	(2,184)	(1%)	93%

Earnings per share, diluted	($0.20)	($0.20)	$1.15	($0.04)	($3.78)	—	95%

Net Interest Income

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,147	$1,174	$1,184	$1,183	$1,411	(2%)	(19%)
Total interest expense	265	300	348	402	514	(12%)	(48%)

Net interest income (taxable equivalent)	$882	$874	$836	$781	$897	1%	(2%)

Average Yield
Yield on interest-earning assets	4.61%	4.61%	4.62%	4.63%	5.44%	—	(15%)
Yield on interest-bearing liabilities	1.39%	1.51%	1.67%	1.89%	2.28%	(8%)	(39%)

Net interest rate spread (taxable equivalent)	3.22%	3.10%	2.95%	2.74%	3.16%	4%	2%

Net interest margin (taxable equivalent)	3.55%	3.43%	3.26%	3.06%	3.46%	3%	3%
Average Balances ($ in millions)
Loans and leases, including held for sale	$79,920	$82,888	$84,996	$85,829	$87,426	(4%)	(9%)
Total securities and other short-term investments	18,869	18,065	17,762	17,835	15,683	4%	20%
Total interest-bearing liabilities	75,815	78,759	83,407	86,218	89,440	(4%)	(15%)
Shareholders’ equity	13,724	13,885	12,490	12,084	10,291	(1%)	33%

Net interest income of $882 million on a taxable equivalent basis increased $8 million, or 1 percent, from the third quarter of 2009. The net interest margin was 3.55 percent, up 12 bps from 3.43 percent in the previous quarter. The sequential increase in net interest income and net interest margin was largely driven by reduced funding costs as our deposit mix continued to shift to lower cost core deposits from higher priced term deposits. This positive funding effect was partially offset by lower loan balances coupled with stabilization of spreads on loans originated during the quarter.

Compared with the fourth quarter of 2008, net interest income decreased $15 million and the net interest margin increased 9 bps from 3.46 percent. Fourth quarter 2008 results included $81 million in loan discount accretion related to the First Charter acquisition compared with $23 million this quarter and $27 million last quarter. Excluding this impact in both periods, year-over-year net interest income increased by 5 percent and net interest margin increased by 30 bps largely as a result of the runoff of higher cost term deposits throughout the year.

Average Securities

During the quarter, average securities balances increased by $804 million, primarily through the purchase of agency mortgage-backed securities partially offset by a reduction in Variable Rate Demand Notes (VRDNs) during the quarter.

Average Loans

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial loans	$25,816	$27,400	$28,027	$28,949	$30,227	(6%)	(15%)
Commercial mortgage	11,981	12,269	12,463	12,508	13,189	(2%)	(9%)
Commercial construction	4,024	4,337	4,672	4,987	5,990	(7%)	(33%)
Commercial leases	3,574	3,522	3,477	3,564	3,629	1%	(2%)

Subtotal - commercial loans and leases	45,395	47,528	48,639	50,008	53,035	(4%)	(14%)

Consumer:
Residential mortgage loans	8,129	8,355	8,713	9,195	9,335	(3%)	(13%)
Home equity	12,291	12,452	12,636	12,763	12,677	(1%)	(3%)
Automobile loans	8,973	8,871	8,692	8,687	8,428	1%	6%
Credit card	1,982	1,955	1,863	1,825	1,748	1%	13%
Other consumer loans and leases	831	899	1,030	1,083	1,146	(8%)	(27%)

Subtotal - consumer loans and leases	32,206	32,532	32,934	33,553	33,334	(1%)	(3%)

Total average loans and leases (excluding held for sale)	$77,601	$80,060	$81,573	$83,561	$86,369	(3%)	(10%)
Average loans held for sale	2,319	2,828	3,422	2,268	1,057	(18%)	119%

Average portfolio loan and lease balances decreased 3 percent sequentially and declined 10 percent from the fourth quarter of 2008 primarily due to lower demand for consumer and commercial loans and leases.

Average commercial loan and lease balances decreased 4 percent sequentially and declined 14 percent from the fourth quarter of the previous year. The sequential and year-over-year decline in average commercial loan and lease balances was largely driven by lower customer line usage, which was down $1.0 billion from the previous quarter and $3.9 billion from the same quarter the previous year. During the fourth quarter of 2009, commercial and industrial (C&I) average loans decreased by 6 percent sequentially and 15 percent from the previous year primarily due to lower customer line usage. Average commercial mortgage and commercial construction loan balances declined by a combined 4 percent sequentially and 17 percent from the same period the previous year, reflecting low customer demand and tighter underwriting standards.

Average consumer loan and lease balances decreased 1 percent sequentially and declined 3 percent from the fourth quarter of 2008. Both sequential and year-over-year comparisons reflect lower home equity and residential mortgage loan balances partially offset by growth in credit card and auto balances.

Nearly all of Fifth Third’s mortgages are originated to be sold to agencies and are not reflected in portfolio loans or portfolio loan growth. Warehoused residential mortgages held-for-sale remain at relatively high levels of $2.0 billion due to continued high mortgage origination volumes.

Average Deposits

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$18,137	$17,059	$16,689	$15,532	$14,602	6%	24%
Interest checking	16,324	14,869	14,837	14,229	13,698	10%	19%
Savings	17,540	16,967	16,705	16,272	15,960	3%	10%
Money market	4,279	4,280	4,167	4,559	4,983	—	(14%)
Foreign office (a)	2,516	2,432	1,717	1,755	1,876	3%	34%

Subtotal - Transaction deposits	58,796	55,607	54,115	52,347	51,119	6%	15%

Other time	13,049	14,264	14,612	14,501	13,337	(9%)	(2%)

Subtotal - Core deposits	71,845	69,871	68,727	66,848	64,456	3%	11%

Certificates - $100,000 and over	8,200	10,055	11,455	11,802	12,468	(18%)	(34%)
Other	51	95	240	247	1,090	(46%)	(95%)

Total deposits	$80,096	$80,021	$80,422	$78,897	$78,014	—	3%

(a) Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased 3 percent sequentially and 11 percent from the fourth quarter of 2008. Sequential growth in demand deposit accounts (DDA), interest checking and savings was partially offset by lower consumer CD balances. Higher priced, short-term consumer CDs originated in the second half of 2008 continue to be replaced by lower cost deposit products. Average transaction deposits excluding consumer time deposits were up 6 percent from third quarter of 2009 and increased 15 percent from the same period the previous year.

Retail average core deposits were flat sequentially and increased 6 percent from the fourth quarter of 2008. Sequential growth in DDA, interest checking, and savings deposits was offset by a decline in consumer CD balances. Higher average account balances drove the increase. On a year-over-year basis, growth in DDA, interest checking, and savings was partially offset by lower money market and consumer CD balances. Commercial average core deposits increased 12 percent sequentially and 28 percent from the previous year. The sequential and year-over-year growth was driven by DDA and interest checking, as average account balances increased and public funds balances were higher in the fourth quarter due to seasonality.

Noninterest Income

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$159	$164	$162	$146	$162	(3%)	(2%)
Corporate banking revenue	98	86	99	116	121	15%	(19%)
Mortgage banking net revenue	132	140	147	134	(29)	(6%)	NM
Investment advisory revenue	77	74	73	76	78	4%	(2%)
Card and processing revenue	76	74	243	223	230	3%	(67%)
Gain on sale of FTPS joint venture	—	(6)	1,764	—	—	100%	NM
Other noninterest income	107	311	49	10	24	(66%)	349%
Securities gains (losses), net	2	8	5	(24)	(40)	(75%)	NM
Securities gains, net-non-qualifying hedges on mortgage servicing rights	—	—	41	16	96	NM	(100%)

Total noninterest income	$651	$851	$2,583	$697	$642	(23%)	1%

NM: Not Meaningful

Noninterest income of $651 million decreased $200 million sequentially and increased $9 million from a year ago. Third quarter 2009 results included a $244 million gain from the sale of our Visa, Inc. Class B common shares, while fourth quarter 2009 included a benefit of $20 million in mark-to-market adjustments on warrants related to the Fifth Third Processing Solutions joint venture. Excluding these items, as well as investment securities gains/losses in all periods, noninterest income increased by $30 million, or 5 percent, from the previous quarter driven by strong growth in corporate banking revenue as well as growth in card and processing revenue and investment advisory revenue. Additionally, losses on the sale of other real estate owned (OREO), fair value adjustments on commercial loans held-for-sale, and gains and losses on loan sales adversely affected fee income by $30 million in the fourth quarter of 2009 compared with $45 million in the previous quarter.

Fourth quarter 2009 results benefited from $39 million in revenue associated with the transition service agreement (TSA) entered into as part of our processing joint venture, under which the Bancorp provides services to the processing business to support its operations during the deconversion period. Revenue from the TSA was $38 million in the previous quarter. Fourth quarter 2008 results included a non-cash charge of $34 million to lower the cash surrender value of one of our BOLI policies and $40 million in other than temporary impairment (OTTI) charges on certain securities. Fourth quarter 2008 results also included $160 million of revenue from the merchant processing and financial institutions businesses that were sold in the second quarter of 2009. Excluding these items and those noted above, noninterest income increased by $73 million, or 13 percent, from the fourth quarter of 2008, driven by strong mortgage banking revenue. Losses on the sale of OREO, fair value adjustments on commercial loans held-for-sale, and gains and losses on loan sales adversely affected noninterest income by $22 million in the fourth quarter of 2008.

Service charges on deposits of $159 million declined 3 percent sequentially and 2 percent compared with the same quarter last year. Retail service charges declined 6 percent from the previous quarter and 3 percent compared with the fourth quarter of 2008. The sequential and year-over-year declines were largely driven by a reduction of NSF fees due to changes in overdraft policies. Commercial service charges increased 1 percent sequentially and declined by 1 percent versus last year.

Corporate banking revenue of $98 million increased 15 percent from soft third quarter results and declined 19 percent from the same period the previous year. Sequential results were driven primarily by growth in institutional sales, interest rate derivative sales revenue, and business lending fees, partially offset by a decline in foreign exchange revenue. On a year-over-year basis, lower foreign exchange and interest rate derivative sales revenue more than offset growth in institutional sales and business lending fees.

Mortgage banking net revenue was $132 million in the fourth quarter of 2009, a decrease of $8 million from strong third quarter 2009 results and an increase of $161 million from the fourth quarter of 2008. Fourth quarter 2008 results included mortgage servicing rights (MSR) valuation adjustments, including mark-to-market related adjustments on free-standing derivatives that represented a net loss of $96 million; this net loss was fully offset by gains in MSR balance sheet hedges reported in securities gains, net non-qualifying hedges on mortgage servicing rights. Fourth quarter 2009 originations of $4.4 billion were unchanged from the previous quarter and up from $2.1 billion in the fourth quarter of 2008. Fourth quarter 2009 originations resulted in gains of $97 million on mortgages sold compared with gains of $96 million during the previous quarter and $45 million during the same period in 2008. Net servicing revenue, before MSR valuation adjustments, totaled $26 million in the third quarter, compared with $21 million last quarter and $22 million a year ago. MSR valuation adjustments, including mark-to-market related adjustments on free-standing derivatives used to economically hedge the MSR portfolio, represented a net gain of $9 million in the fourth quarter of 2009, compared with a net gain of $23 million last quarter and a net loss of $96 million a year ago. The mortgage-servicing asset, net of the valuation reserve, was $699 million at quarter end on a servicing portfolio of $49 billion.

Investment advisory revenue of $77 million was up 4 percent sequentially and down 2 percent from the fourth quarter of 2008. Institutional trust revenue was up 10 percent from the previous quarter and 13 percent from the previous year while private client revenue increased 5 percent both sequentially and versus the fourth quarter of 2008. Both sequential and year-over-year comparisons were driven by increases in market values of assets. Mutual fund fees were down 14 percent from the previous quarter and 27 percent from the previous year generally due to lower mutual fund balances. Brokerage fees were up 9 percent from the third quarter of 2009 and declined 7 percent from the same period the previous year. Sequential growth was due to higher retail trading volumes and strong volume in structured products.

Card and processing revenue was $76 million in the fourth quarter, an increase of 3 percent from the previous quarter. Results from the fourth quarter of 2008 included merchant processing revenue and financial institutions revenue, which are now part of the processing business joint venture. These items contributed $160 million to card and processing revenue in the fourth quarter of 2008. Excluding the divested revenue, card and processing revenue increased by $6 million, or 9 percent, from the previous year due to growth in debit card transaction volumes.

Other noninterest income totaled $107 million in the fourth quarter of 2009 versus $311 million in the previous quarter and $24 million in the fourth quarter of 2008. Fourth quarter 2009 results included a benefit of $20 million of mark-to-market adjustments on warrants related to the Fifth Third Processing Solutions joint venture. Third quarter 2009 results included a $244 million gain from the Visa transaction, while fourth quarter 2008 results included a non-cash charge of $34 million that lowered the cash surrender value of one of our BOLI policies. Excluding these items, other noninterest income increased by $20 million compared with the previous quarter and increased by $29 million from the same period the previous year. Fourth quarter 2009 results included $39 million of revenue related to the processing business TSA compared with $38 million in the third quarter. Income from our ownership interest in the processing business joint venture was $8 million in the fourth quarter of 2009 versus $7 million in the previous quarter. Losses on the sale of OREO totaled $21 million in the fourth quarter compared with $22 million in the previous quarter and in the fourth quarter of 2008. Fair value charges on commercial loans held-for-sale totaled $17 million in the fourth quarter of 2009 compared with $30 million in the previous quarter. There were no fair value adjustments that affected other noninterest income in the fourth quarter of 2008. There were no gains from loan sales recorded in the fourth quarter of 2008 compared with net gains on loan sales of $8 million in both the third and fourth quarters of 2009.

There were no net securities gains on non-qualifying hedges on MSRs in the fourth quarter of 2009 or in the previous quarter while fourth quarter 2008 results included gains of $96 million.

Net gains on investment securities were $2 million in the fourth quarter of 2009, compared with securities gains of $8 million in the previous quarter and net losses of $40 million in the same period the previous year.

Noninterest Expense

	For the Three Months Ended					% Change
	December 2009	September 2009	June 2009	March 2009	December 2008	Seq	Yr/Yr

Noninterest Expense ($ in millions)
Salaries, wages and incentives	$331	$335	$346	$327	$337	(1%)	(2%)
Employee benefits	$69	$83	$75	$83	$61	(16%)	13%
Net occupancy expense	$75	$75	$79	$79	$77	1%	(3%)
Technology and communications	$47	$43	$45	$45	$48	9%	(2%)
Equipment expense	$31	$30	$30	$31	$35	4%	(11%)
Card and processing expense	$27	$25	$75	$67	$70	5%	(62%)
Other noninterest expense	$387	$285	$370	$330	$1,394	36%	(72%)

Total noninterest expense	$967	$876	$1,021	$962	$2,022	10%	(52%)

Noninterest expense of $967 million increased $91 million sequentially and decreased $1.1 billion from a year ago. Fourth quarter 2009 results included a $22 million reserve established for litigation associated with bank card association memberships. Third quarter 2009 results included the Visa litigation reserve reversal of $73 million and $10 million of seasonal pension settlement expense. Excluding the effect of these items, fourth quarter 2009 noninterest expense increased by $6 million, or 1 percent, from the previous quarter, driven largely by tax related accruals and higher marketing expenses. Fourth quarter 2008 results included a $965 million charge to record goodwill impairment and an $8 million charge due to loss estimates related to the Bancorp’s indemnification obligation with Visa. Excluding these items, expenses decreased by $104 million from a year ago, or 10 percent, driven by lower credit-related costs and a reduction in core expenses due to the processing business sale.

During the fourth quarter we incurred approximately $39 million in operating expenses compared with $38 million in the previous quarter, related to the processing business joint venture that were offset with revenue under the transition service agreement (TSA) that was reported in other noninterest income.

Expenses incurred related to problem assets totaled $55 million in the fourth quarter of 2009, compared with $100 million in the previous quarter and $105 million in the fourth quarter of 2008. The largest driver of the sequential and year-over-year decline was in the provision expense for unfunded commitments, which was $10 million in the fourth quarter of 2009 compared with $45 million the previous quarter and $63 million in the fourth quarter of 2008. Derivative valuation adjustments related to customer risk resulted in a $2 million gain this quarter versus $21 million of expense last quarter and no effect a year ago. Other work-out related expenses were $37 million in the fourth quarter, compared with $28 million the previous quarter and $39 million in the same period last year. OREO expense was $9 million this quarter, compared with $6 million last quarter and $4 million a year ago.

Credit Quality

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Total net losses charged off ($ in millions)
Commercial loans	($183)	($256)	($177)	($103)	($422)
Commercial mortgage loans	(142)	(118)	(85)	(77)	(465)
Commercial construction loans	(135)	(126)	(79)	(76)	(539)
Commercial leases	(8)	—	(1)	—	—
Residential mortgage loans	(78)	(92)	(147)	(75)	(49)
Home equity	(82)	(80)	(88)	(72)	(54)
Automobile loans	(32)	(34)	(36)	(46)	(43)
Credit card	(44)	(45)	(45)	(36)	(30)
Other consumer loans and leases	(4)	(5)	32	(5)	(25)

Total net losses charged off	(708)	(756)	(626)	(490)	(1,627)
Total losses	(743)	(796)	(693)	(521)	(1,633)
Total recoveries	35	40	67	31	6

Total net losses charged off	($708)	($756)	($626)	($490)	($1,627)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	3.62%	3.75%	3.08%	2.38%	7.50%
Commercial	4.08%	4.17%	2.81%	2.08%	10.70%
Consumer	2.97%	3.13%	3.48%	2.82%	2.40%

Net charge-offs were $708 million in the fourth quarter of 2009, or 362 bps of average loans on an annualized basis. Third quarter net charge-offs were $756 million, or 375 bps of average loans on an annualized basis. Loss experience overall continues to be disproportionately affected by commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 53 percent of total losses during the quarter and 27 percent of total loans and leases.

Commercial net charge-offs were $468 million, or 408 bps, in the fourth quarter of 2009, a decrease of $32 million from the third quarter of 2009, which included $95 million of losses on shared national credits. Within the commercial portfolio, C&I losses were $183 million, a decrease of $73 million from the previous quarter. Losses on loans to companies in real estate-related industries were $71 million, an increase of $31 million from the previous quarter. Commercial mortgage net losses totaled $142 million, an increase of $24 million from the previous quarter. Michigan and Florida accounted for 56 percent of commercial mortgage losses. Commercial construction net losses were $135 million, an increase of $9 million from the previous quarter. Michigan and Florida accounted for 61 percent of total commercial construction losses. Across all commercial portfolios, net losses on residential builder and developer portfolio loans totaled $110 million, compared with $108 million in the third quarter. These homebuilder losses included $58 million on commercial construction loans, $39 million on commercial mortgage loans, and $13 million on C&I loans. Originations of homebuilder/developer loans were suspended in 2007 and the remaining portfolio balance totals $1.6 billion.

Consumer net charge-offs of $240 million, or 297 bps, declined $16 million from the third quarter of 2009. Michigan and Florida represented 47 percent of third quarter home equity losses and 29 percent of total home equity loans. Net charge-offs within the residential mortgage portfolio were $78 million, a decrease of $14 million from the previous quarter, with losses in Michigan and Florida representing 73 percent of losses in the fourth quarter and approximately 42 percent of total residential mortgage loans. Home equity net charge-offs of $82 million increased $2 million sequentially. Net losses on brokered home equity loans were $34 million, up $4 million sequentially, and represented 42 percent of fourth quarter home equity losses. Brokered home equity loans represented $1.9 billion, or 16 percent, of the total home equity portfolio with originations being discontinued in 2007. Net charge-offs in the auto portfolio decreased by $2 million from the third quarter of 2009 to $32 million reflecting improved values on used cars sold at auction. Net losses on consumer credit card loans were $44 million, a $1 million decrease from the previous quarter, as higher unemployment and weakened economic conditions continue to affect the credit card portfolio.

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$3,681	$3,485	$3,070	$2,787	$2,058
Total net losses charged off	(708)	(756)	(626)	(490)	(1,627)
Provision for loan and lease losses	776	952	1,041	773	2,356

Allowance for loan and lease losses, ending	3,749	3,681	3,485	3,070	2,787
Reserve for unfunded commitments, beginning	284	239	231	195	132
Provision for unfunded commitments	10	45	8	36	63

Reserve for unfunded commitments, ending	294	284	239	231	195
Components of allowance for credit losses:
Allowance for loan and lease losses	3,749	3,681	3,485	3,070	2,787
Reserve for unfunded commitments	294	284	239	231	195

Total allowance for credit losses	$4,043	$3,965	$3,724	$3,301	$2,982
Allowance for loan and lease losses ratio
As a percent of loans and leases	4.88%	4.69%	4.28%	3.72%	3.31%
As a percent of nonperforming loans and leases (a) (b)	127%	125%	135%	128%	157%
As a percent of nonperforming assets (a) (b)	116%	114%	123%	116%	139%

(a)	Excludes non accrual loans and leases in loans held for sale

(b)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.

Provision for loan and lease losses totaled $776 million in the fourth quarter of 2009, exceeding net charge-offs by $68 million. The allowance for loan and lease losses represented 4.88 percent of total loans and leases outstanding as of quarter end, compared with 4.69 percent last quarter, and represented 127 percent of nonperforming loans and leases and 132 percent of fourth quarter annualized net charge-offs.

	As of
	December 2009	September 2009	June 2009	March 2009	December 2008
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial loans	$734	$752	$603	$667	$541
Commercial mortgage loans	898	912	760	692	482
Commercial construction loans	646	697	684	551	362
Commercial leases	67	51	51	27	21
Residential mortgage loans	275	267	262	265	259
Home equity	21	24	26	25	26
Automobile loans	1	1	1	2	5
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	$2,642	$2,704	$2,387	$2,229	$1,696
Restructured loans and leases - commercial (non accrual) (a)	47	18	12	—	—
Restructured loans and leases - consumer (non accrual) (a)	258	225	188	167	(67)

Total nonperforming loans and leases	$2,947	$2,947	$2,587	$2,396	$1,629
Repossessed personal property	22	22	21	25	24
Other real estate owned (b)	275	251	232	227	206

Total nonperforming assets (c)	$3,244	$3,220	$2,840	$2,648	$1,859
Nonaccrual loans held for sale	220	286	352	403	473
Restructured loans - commercial (non accrual) held for sale	4	2	—	—	—

Total nonperforming assets including loans held for sale	$3,468	$3,508	$3,192	$3,051	$2,332

Restructured Consumer loans and leases (accrual) (a)	$1,392	$1,280	$1,074	$615	494
Restructured Commercial loans and leases (accrual) (a)	$68	—	—	—	—
Total loans and leases 90 days past due	$567	$992	$762	$733	$662
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	3.82%	3.75%	3.17%	2.89%	2.11%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	4.21%	4.09%	3.48%	3.20%	2.38%

(a)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.

(b)	Excludes government insured advances.

(c)	Does not include non accrual loans held-for-sale.

Nonperforming assets (NPAs) at quarter end were $3.2 billion or 4.21 percent of total loans, leases and OREO, and increased $24 million, or 1 percent from the previous quarter. Including $224 million of nonaccrual loans classified as held-for-sale, total NPAs were $3.5 billion and were down $40 million, or 1 percent compared with the third quarter. In aggregate, Florida and Michigan represented approximately 44 percent of NPAs in the loan portfolio. Total NPAs are currently carried at approximately 59 percent of their original face value through the process of taking charge-offs, purchase accounting marks, and specific reserves recorded through the fourth quarter.

Commercial NPAs at quarter-end were $2.5 billion, or 5.67 percent, and declined $20 million, or 1 percent, from the third quarter of 2009. C&I portfolio NPAs of $781 million declined $9 million from the previous quarter. Commercial construction portfolio NPAs were $707 million, a decline of $44 million from the third quarter of 2009. Commercial mortgage NPAs were $985 million, a sequential increase of $16 million. Commercial real estate loans in Michigan and Florida represented 37 percent of our total commercial real estate portfolio in the fourth quarter 2009 and 45 percent of commercial real estate NPAs. Across the entire commercial loan portfolio, residential real estate builder and developer portfolio NPAs were down $52 million from the third quarter to $548 million, of which $279 million were commercial construction NPAs, $240 million were commercial mortgage NPAs and $29 million were C&I NPAs.

At quarter-end, $224 million of commercial nonaccrual loans were held-for-sale, compared with $288 million at the end of the third quarter. During the fourth quarter, we recorded a net gain of $4 million on $61 million of loans that were sold or settled, and we transferred $3 million of loans to OREO. These loans continue to be carried at the lower of cost or market, currently recorded at 33 percent of the original balance.

Consumer NPAs of $704 million, or 2.20 percent, increased $44 million, or 7 percent, from the third quarter of 2009. Of consumer NPAs, $594 million were in residential real estate portfolios. Residential mortgage NPAs were $523 million, up $38 million from the previous quarter. Home equity NPAs decreased $1 million from last quarter to $71 million. Residential real estate loans in Michigan and Florida represented 59 percent of total residential real estate NPAs and 34 percent of total residential real estate loans. Consumer nonaccrual troubled debt restructurings (TDRs) were $258 million, compared with $225 million last quarter.

Fourth quarter OREO balances were $275 million compared with OREO balances of $251 million in the third quarter of 2009, and included $111 million in residential mortgage assets, $16 million in home equity assets, and $148 million in commercial real estate assets. Repossessed personal property of $22 million largely consisted of autos.

Loans still accruing over 90 days past due were $567 million, down $425 million from the third quarter of 2009. Commercial 90 days past due balances declined $414 million to $198 million in the fourth quarter of 2009. Consumer 90 days past due balances of $369 million declined by $12 million from the previous quarter, largely driven by a $10 million reduction in residential mortgage balances. Loans 30-89 days past due of $895 million declined $298 million from the third quarter. Commercial 30-89 days past due balances were down $318 million sequentially and consumer 30-89 days past due were up $20 million from the third quarter reflecting seasonality.

Capital Position

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Capital Position
Average shareholders’ equity to average assets	12.31%	12.24%	10.78%	10.18%	8.65%
Tangible equity (a)	9.71%	10.08%	9.72%	7.89%	7.86%
Tangible common equity (excluding unrealized gains/losses) (a)	6.45%	6.74%	6.55%	4.23%	4.23%
Tangible common equity (including unrealized gains/losses) (a)	6.64%	6.98%	6.67%	4.35%	4.31%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (a) (b)	7.06%	7.07%	6.96%	4.51%	4.39%
Regulatory capital ratios: (c)
Tier I capital	13.31%	13.19%	12.90%	10.93%	10.59%
Total risk-based capital	17.48%	17.43%	16.96%	15.13%	14.78%
Tier I leverage	12.43%	12.34%	12.17%	10.29%	10.27%
Tier I common equity	7.00%	7.01%	6.94%	4.50%	4.37%
Book value per share	12.44	12.69	12.71	13.61	13.57
Tangible book value per share (a)	9.26	9.50	9.51	8.79	8.74

(a)	The tangible equity ratio, tangible common equity ratios and tangible book value per share ratio, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to GAAP.

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	Current period regulatory capital data ratios are estimated.

Compared with the prior quarter, the Tier 1 common equity ratio decreased 1 bp to 7.00 percent, the Tier 1 capital ratio increased 12 bps to 13.31 percent, and the total capital ratio increased 5 bps to 17.48 percent. The tangible common equity to tangible assets ratio decreased 29 bps to 6.45 percent, reflecting the addition of low risk-weighted investment securities. Book value per share at December 31, 2009 was $12.44 and tangible book value per share was $9.26, compared with September 30, 2009 book value per share of $12.69 and tangible book value per share of $9.50.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 8:30 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). The webcast also is being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay or podcast through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, February 4th by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 48111121#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2009, the Company has $113 billion in assets, operates 16 affiliates with 1,309 full-service Banking Centers, including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,358 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2009, has $187 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth;(22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for December 31, 2009

Table of Contents

Financial Highlights	16-17
Consolidated Statements of Income	18
Consolidated Statements of Income (Taxable Equivalent)	19
Consolidated Balance Sheets	20-21
Consolidated Statements of Changes in Shareholders’ Equity	22
Average Balance Sheet and Yield Analysis	23-25
Summary of Loans and Leases	26
Regulatory Capital	27
Summary of Credit Loss Experience	28
Asset Quality	29
Regulation G Non-GAAP Reconciliation	30
Segment Presentation	31

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2009	September 2009	December 2008	Seq	Yr/Yr	December 2009	December 2008	Yr/Yr
Income Statement Data
Net interest income (a)	$882	$874	$897	1%	(2%)	$3,373	$3,536	(5%)
Noninterest income	651	851	642	(23%)	1%	4,782	2,946	62%
Total revenue (a)	1,533	1,725	1,539	(11%)	—	8,155	6,482	26%
Provision for loan and lease losses	776	952	2,356	(18%)	(67%)	3,543	4,560	(22%)
Noninterest expense	967	876	2,022	10%	(52%)	3,826	4,564	(16%)
Net income (loss)	(98)	(97)	(2,142)	1%	(95%)	737	(2,113)	NM
Net income (loss) available to common shareholders	(160)	(159)	(2,184)	1%	(93%)	511	(2,180)	NM

Common Share Data
Earnings per share, basic	($0.20)	($0.20)	($3.78)	—	(95%)	$0.73	($3.91)	NM
Earnings per share, diluted	(0.20)	(0.20)	(3.78)	—	(95%)	0.67	(3.91)	NM
Cash dividends per common share	0.01	0.01	0.01	—	—	0.04	0.75	(95%)
Book value per share	12.44	12.69	13.57	(2%)	(8%)	12.44	13.57	(8%)
Market price per share	9.75	10.13	8.26	(4%)	18%	9.75	8.26	18%
Common shares outstanding (in thousands)	795,068	795,316	577,387	—	38%	795,068	577,387	38%
Average common shares outstanding (in thousands):
Basic	790,442	790,334	571,809	—	38%	696,452	553,113	26%
Diluted	790,442	790,334	571,809	—	38%	726,508	553,113	31%
Market capitalization	$7,752	$8,057	$4,769	(4%)	63%	$7,752	$4,769	63%

Financial Ratios
Return on assets	(0.35%)	(0.34%)	(7.16%)	3%	(95%)	0.64%	(1.85%)	NM
Return on average common equity	(6.3%)	(6.1%)	(94.6%)	3%	(93%)	5.6%	(23.0%)	NM
Noninterest income as a percent of total revenue	42%	49%	42%	(14%)	—	59%	45%	31%
Average equity as a percent of average assets	12.31%	12.24%	8.65%	1%	42%	11.36%	8.78%	29%
Tangible equity (b) (d)	9.71%	10.08%	7.86%	(4%)	24%	9.71%	7.86%	24%
Tangible common equity (c) (d)	6.45%	6.74%	4.23%	(4%)	52%	6.45%	4.23%	52%
Net interest margin (a)	3.55%	3.43%	3.46%	3%	3%	3.32%	3.54%	(6%)
Efficiency (a)	63.1%	50.8%	131.3%	24%	(52%)	46.9%	70.4%	(33%)
Effective tax rate	54.4%	10.2%	(24.7%)	433%	NM	3.9%	20.7%	(81%)

Credit Quality
Net losses charged off	$708	$756	$1,627	(6%)	(56%)	$2,581	$2,710	(5%)
Net losses charged off as a percent of average loans and leases	3.62%	3.75%	7.50%	(3%)	(52%)	3.20%	3.23%	(1%)
Allowance for loan and lease losses as a percent of loans and leases	4.88%	4.69%	3.31%	4%	47%	4.88%	3.31%	47%
Allowance for credit losses as a percent of loans and leases	5.27%	5.06%	3.54%	4%	49%	5.27%	3.54%	49%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.22%	4.09%	2.38%	3%	77%	4.22%	2.38%	77%

Average Balances
Loans and leases, including held for sale	$79,920	$82,888	$87,426	(4%)	(9%)	$83,391	$85,835	(3%)
Total securities and other short-term investments	18,869	18,065	15,683	4%	20%	18,135	14,045	29%
Total assets	111,505	113,453	118,953	(2%)	(6%)	114,856	114,296	—
Transaction deposits (f)	58,796	55,607	51,119	6%	15%	55,235	52,680	5%
Core deposits (g)	71,845	69,871	64,456	3%	11%	69,338	63,815	9%
Wholesale funding (h)	22,107	25,947	39,586	(15%)	(44%)	28,539	36,261	(21%)
Shareholders’ equity	13,724	13,885	10,291	(1%)	33%	13,053	10,038	30%

Regulatory Capital Ratios (i)
Tier I capital	13.31%	13.19%	10.59%	1%	26%	13.31%	10.59%	26%
Total risk-based capital	17.48%	17.43%	14.78%	—	18%	17.48%	14.78%	18%
Tier I leverage	12.43%	12.34%	10.27%	1%	21%	12.43%	10.27%	21%
Tier I common equity	7.00%	7.01%	4.37%	—	60%	7.00%	4.37%	60%

Operations
Banking centers	1,309	1,306	1,307	—	—	1,309	1,307	—
ATMs	2,358	2,372	2,341	(1%)	1%	2,358	2,341	1%
Full-time equivalent employees	20,998	20,559	21,476	2%	(2%)	20,998	21,476	(2%)

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Income Statement Data
Net interest income (a)	$882	$874	$836	$781	$897
Noninterest income	651	851	2,583	697	642
Total revenue (a)	1,533	1,725	3,419	1,478	1,539
Provision for loan and lease losses	776	952	1,041	773	2,356
Noninterest expense	967	876	1,021	962	2,022
Net income (loss)	(98)	(97)	882	50	(2,142)
Net income (loss) available to common shareholders	(160)	(159)	856	(26)	(2,184)
Common Share Data
Earnings per share, basic	($0.20)	($0.20)	$1.35	($0.04)	($3.78)
Earnings per share, diluted	(0.20)	(0.20)	1.15	(0.04)	(3.78)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01
Book value per share	12.44	12.69	12.71	13.61	13.57
Market price per share	9.75	10.13	7.10	2.92	8.26
Common shares outstanding (in thousands)	795,068	795,316	795,313	576,936	577,387
Average common shares outstanding (in thousands):
Basic	790,442	790,334	629,789	571,810	571,809
Diluted	790,442	790,334	718,245	571,810	571,809
Market capitalization	$7,752	$8,057	$5,647	$1,685	$4,769
Financial Ratios
Return on assets	(0.35%)	(0.34%)	3.05%	0.17%	(7.16%)
Return on average common equity	(6.3%)	(6.1%)	41.2%	(1.4%)	(94.6%)
Noninterest income as a percent of total revenue	42%	49%	76%	47%	42%
Average equity as a percent of average assets	12.31%	12.24%	10.78%	10.18%	8.65%
Tangible equity (b) (d)	9.71%	10.08%	9.72%	7.89%	7.86%
Tangible common equity (c) (d)	6.45%	6.74%	6.55%	4.23%	4.23%
Net interest margin (a)	3.55%	3.43%	3.26%	3.06%	3.46%
Efficiency (a)	63.1%	50.8%	29.9%	65.1%	131.3%
Effective tax rate	54.4%	10.2%	34.7%	(119.0%)	(24.7%)
Credit Quality
Net losses charged off	$708	$756	$626	$490	$1,627
Net losses charged off as a percent of average loans and leases	3.62%	3.75%	3.08%	2.38%	7.50%
Allowance for loan and lease losses as a percent of loans and leases	4.88%	4.69%	4.28%	3.72%	3.31%
Allowance for credit losses as a percent of loans and leases	5.27%	5.06%	4.57%	4.00%	3.54%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.22%	4.09%	3.48%	3.20%	2.38%
Average Balances
Loans and leases, including held for sale	$79,920	$82,888	$84,996	$85,829	$87,426
Total securities and other short-term investments	18,869	18,065	17,762	17,835	15,683
Total assets	111,505	113,453	115,878	118,681	118,953
Transaction deposits (f)	58,796	55,607	54,115	52,347	51,119
Core deposits (g)	71,845	69,871	68,727	66,848	64,456
Wholesale funding (h)	22,107	25,947	31,369	34,902	39,586
Shareholders’ equity	13,724	13,885	12,490	12,084	10,291
Regulatory Capital Ratios (i)
Tier I capital	13.31%	13.19%	12.90%	10.93%	10.59%
Total risk-based capital	17.48%	17.43%	16.96%	15.13%	14.78%
Tier I leverage	12.43%	12.34%	12.17%	10.29%	10.27%
Tier I common equity	7.00%	7.01%	6.94%	4.50%	4.37%
Operations
Banking centers	1,309	1,306	1,306	1,311	1,307
ATMs	2,358	2,372	2,355	2,354	2,341
Full-time equivalent employees	20,998	20,559	20,702	20,618	21,476

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2009	September 2009	December 2008	Seq	Yr/Yr	December 2009	December 2008	Yr/Yr
Interest Income
Interest and fees on loans and leases	$957	$986	$1,218	(3%)	(21%)	$3,934	$4,935	(20%)
Interest on securities	186	183	187	2%	(1%)	733	660	11%
Interest on other short-term investments	—	—	1	11%	(76%)	1	13	(89%)

Total interest income	1,143	1,169	1,406	(2%)	(19%)	4,668	5,608	(17%)
Interest Expense
Interest on deposits	194	228	322	(15%)	(40%)	953	1,289	(26%)
Interest on short-term borrowings	2	4	55	(63%)	(97%)	43	248	(83%)
Interest on long-term debt	69	68	137	—	(50%)	318	557	(43%)

Total interest expense	265	300	514	(12%)	(48%)	1,314	2,094	(37%)

Net Interest Income	878	869	892	1%	(2%)	3,354	3,514	(5%)
Provision for loan and lease losses	776	952	2,356	(18%)	(67%)	3,543	4,560	(22%)

Net interest income (loss) after provision for loan and lease losses	102	(83)	(1,464)	NM	NM	(189)	(1,046)	(82%)
Noninterest Income
Service charges on deposits	159	164	162	(3%)	(2%)	632	641	(1%)
Corporate banking revenue	98	86	121	15%	(19%)	399	444	(10%)
Mortgage banking net revenue	132	140	(29)	(6%)	NM	553	199	178%
Investment advisory revenue	77	74	78	4%	(2%)	299	353	(15%)
Card and processing revenue	76	74	230	3%	(67%)	615	912	(33%)
Gain on sale of processing business	—	(6)	—	100%	NM	1,758	—	NM
Other noninterest income	107	311	24	(66%)	349%	479	363	32%
Securities gains (losses), net	2	8	(40)	(75%)	NM	(10)	(86)	(88%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	96	NM	(100%)	57	120	(52%)

Total noninterest income	651	851	642	(23%)	1%	4,782	2,946	62%
Noninterest Expense
Salaries, wages and incentives	331	335	337	(1%)	(2%)	1,339	1,337	—
Employee benefits	69	83	61	(16%)	13%	311	278	12%
Net occupancy expense	75	75	77	1%	(3%)	308	300	3%
Technology and communications	47	43	48	9%	(2%)	181	191	(5%)
Equipment expense	31	30	35	4%	(11%)	123	130	(5%)
Card and processing expense	27	25	70	5%	(62%)	193	274	(29%)
Other noninterest expense	387	285	1,394	36%	(72%)	1,371	2,054	(33%)

Total noninterest expense	967	876	2,022	10%	(52%)	3,826	4,564	(16%)
Income (loss) before income taxes	(214)	(108)	(2,844)	99%	(92%)	767	(2,664)	NM
Applicable income taxes	(116)	(11)	(702)	955%	(83%)	30	(551)	NM

Net income (loss)	(98)	(97)	(2,142)	1%	(95%)	737	(2,113)	NM
Dividends on preferred stock	62	62	42	—	48%	226	67	237%

Net income (loss) available to common shareholders	($160)	($159)	($2,184)	1%	(93%)	$511	($2,180)	NM

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Interest Income
Interest and fees on loans and leases	$957	$986	$995	$997	$1,218
Interest on securities	186	183	184	180	187
Interest on other short-term investments	—	—	—	1	1

Total interest income	1,143	1,169	1,179	1,178	1,406
Taxable equivalent adjustment	4	5	5	5	5

Total interest income (taxable equivalent)	1,147	1,174	1,184	1,183	1,411
Interest Expense
Interest on deposits	194	228	258	274	322
Interest on short-term borrowings	2	4	12	24	55
Interest on long-term debt	69	68	78	104	137

Total interest expense	265	300	348	402	514

Net interest income (taxable equivalent)	882	874	836	781	897
Provision for loan and lease losses	776	952	1,041	773	2,356

Net interest income (loss) (taxable equivalent) after provision for loan and lease losses	106	(78)	(205)	8	(1,459)
Noninterest Income
Service charges on deposits	159	164	162	146	162
Corporate banking revenue	98	86	99	116	121
Mortgage banking net revenue	132	140	147	134	(29)
Investment advisory revenue	77	74	73	76	78
Card and processing revenue	76	74	243	223	230
Gain on sale of FTPS joint venture	—	(6)	1,764	—	—
Other noninterest income	107	311	49	10	24
Securities gains (losses), net	2	8	5	(24)	(40)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	41	16	96

Total noninterest income	651	851	2,583	697	642
Noninterest Expense
Salaries, wages and incentives	331	335	346	327	337
Employee benefits	69	83	75	83	61
Net occupancy expense	75	75	79	79	77
Technology and communications	47	43	45	45	48
Equipment expense	31	30	31	31	35
Card and processing expense	27	25	75	67	70
Other noninterest expense	387	285	370	330	1,394

Total noninterest expense	967	876	1,021	962	2,022

Income (loss) before income taxes (taxable equivalent)	(210)	(103)	1,357	(257)	(2,839)
Taxable equivalent adjustment	4	5	5	5	5

Income (loss) before income taxes	(214)	(108)	1,352	(262)	(2,844)
Applicable income taxes	(116)	(11)	470	(312)	(702)

Net income (loss)	(98)	(97)	882	50	(2,142)
Dividends on preferred stock	62	62	26	76	42

Net income (loss) available to common shareholders	($160)	($159)	$856	($26)	($2,184)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2009	September 2009	December 2008	Seq	Yr/Yr
Assets
Cash and due from banks	$2,318	$2,130	$2,739	9%	(15%)
Available-for-sale and other securities (a)	18,213	15,682	12,728	16%	43%
Held-to-maturity securities (b)	355	356	360	—	(1%)
Trading securities	355	1,079	1,191	(67%)	(70%)
Other short-term investments	3,369	1,126	3,578	199%	(6%)
Loans held for sale	2,067	2,063	1,452	—	42%
Portfolio loans and leases:
Commercial loans	25,683	26,175	29,197	(2%)	(12%)
Commercial mortgage loans	11,803	12,105	12,502	(3%)	(6%)
Commercial construction loans	3,784	4,147	5,114	(9%)	(26%)
Commercial leases	3,535	3,584	3,685	(1%)	(4%)
Residential mortgage loans	8,035	8,229	9,385	(2%)	(14%)
Home equity	12,174	12,377	12,752	(2%)	(5%)
Automobile loans	8,995	8,972	8,594	—	5%
Credit card	1,990	1,973	1,811	1%	10%
Other consumer loans and leases	780	857	1,103	(9%)	(29%)

Portfolio loans and leases	76,779	78,419	84,143	(2%)	(9%)
Allowance for loan and lease losses	(3,749)	(3,681)	(2,787)	2%	35%

Portfolio loans and leases, net	73,030	74,738	81,356	(2%)	(10%)
Bank premises and equipment	2,400	2,426	2,494	(1%)	(4%)
Operating lease equipment	499	486	463	3%	8%
Goodwill	2,417	2,417	2,624	—	(8%)
Intangible assets	106	119	168	(11%)	(37%)
Servicing rights	700	626	499	12%	40%
Other assets	7,551	7,492	10,112	1%	(25%)

Total assets	$113,380	$110,740	$119,764	2%	(5%)

Liabilities
Deposits:
Demand	$19,411	$17,666	$15,268	10%	27%
Interest checking	19,935	15,168	14,222	31%	40%
Savings	17,898	17,098	16,063	5%	11%
Money market	4,431	4,378	4,689	1%	(5%)
Foreign office	2,454	2,356	2,144	4%	14%
Other time	12,466	13,725	14,350	(9%)	(13%)
Certificates - $100,000 and over	7,700	8,962	11,851	(14%)	(35%)
Other	10	5	26	119%	(61%)

Total deposits	84,305	79,358	78,613	6%	7%
Federal funds purchased	182	433	287	(58%)	(36%)
Other short-term borrowings	1,415	3,674	9,959	(61%)	(86%)
Accrued taxes, interest and expenses	773	878	2,029	(12%)	(62%)
Other liabilities	2,701	2,547	3,214	6%	(16%)
Long-term debt	10,507	10,162	13,585	3%	(23%)

Total liabilities	99,883	97,052	107,687	3%	(7%)
Shareholders’ equity
Common stock	1,779	1,779	1,295	—	37%
Preferred stock	3,609	3,599	4,241	—	(15%)
Capital surplus	1,743	1,729	848	1%	106%
Retained earnings	6,326	6,496	5,824	(3%)	9%
Accumulated other comprehensive income (loss)	241	285	98	(15%)	146%
Treasury stock	(201)	(200)	(229)	1%	(12%)

Total shareholders’ equity (c)	13,497	13,688	12,077	(1%)	12%

Total liabilities and shareholders’ equity	$113,380	$110,740	$119,764	2%	(5%)

(a) Amortized cost	$17,879	$15,260	$12,550	17%	42%
(b) Market values	355	356	360	—	(1%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	795,068	795,316	577,387	—	38%
Treasury	6,436	6,188	(809)	4%	NM

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December 2009	September 2009	June 2009	March 2009	December 2008
Assets
Cash and due from banks	$2,318	$2,130	$2,899	$2,491	$2,739
Available-for-sale and other securities (a)	18,213	15,682	16,061	16,916	12,728
Held-to-maturity securities (b)	355	356	357	358	360
Trading securities	355	1,079	1,354	1,407	1,191
Other short-term investments	3,369	1,126	513	1,587	3,578
Loans held for sale	2,067	2,063	3,341	2,602	1,452
Portfolio loans and leases:
Commercial loans	25,683	26,175	28,409	28,617	29,197
Commercial mortgage loans	11,803	12,105	12,407	12,560	12,502
Commercial construction loans	3,784	4,147	4,491	4,745	5,114
Commercial leases	3,535	3,584	3,497	3,521	3,685
Residential mortgage loans	8,035	8,229	8,489	8,875	9,385
Home equity	12,174	12,377	12,511	12,710	12,752
Automobile loans	8,995	8,972	8,741	8,688	8,594
Credit card	1,990	1,973	1,914	1,816	1,811
Other consumer loans and leases	780	857	970	1,037	1,103

Portfolio loans and leases	76,779	78,419	81,429	82,569	84,143
Allowance for loan and lease losses	(3,749)	(3,681)	(3,485)	(3,070)	(2,787)

Portfolio loans and leases, net	73,030	74,738	77,944	79,499	81,356
Bank premises and equipment	2,400	2,426	2,440	2,490	2,494
Operating lease equipment	499	486	474	470	463
Goodwill	2,417	2,417	2,417	2,623	2,624
Intangible assets	106	119	133	154	168
Servicing rights	700	626	595	481	499
Other assets	7,551	7,492	7,456	8,235	10,112

Total assets	$113,380	$110,740	$115,984	$119,313	$119,764

Liabilities
Deposits:
Demand	$19,411	$17,666	$17,237	$16,370	$15,268
Interest checking	19,935	15,168	14,630	14,510	14,222
Savings	17,898	17,098	16,819	16,517	16,063
Money market	4,431	4,378	4,193	4,353	4,689
Foreign office	2,454	2,356	2,244	1,671	2,144
Other time	12,466	13,725	14,540	14,571	14,350
Certificates - $100,000 and over	7,700	8,962	10,688	11,784	11,851
Other	10	5	469	6	26

Total deposits	84,305	79,358	80,820	79,782	78,613
Federal funds purchased	182	433	435	363	287
Other short-term borrowings	1,415	3,674	6,802	11,076	9,959
Accrued taxes, interest and expenses	773	878	959	904	2,029
Other liabilities	2,701	2,547	3,166	2,908	3,214
Long-term debt	10,507	10,162	10,102	12,178	13,585

Total liabilities	99,883	97,052	102,284	107,211	107,687
Shareholders’ equity
Common stock	1,779	1,779	1,779	1,295	1,295
Preferred stock	3,609	3,599	3,588	4,252	4,241
Capital surplus	1,743	1,729	1,722	841	848
Retained earnings	6,326	6,496	6,663	5,792	5,824
Accumulated other comprehensive income (loss)	241	285	152	151	98
Treasury stock	(201)	(200)	(204)	(229)	(229)

Total shareholders’ equity (c)	13,497	13,688	13,700	12,102	12,077

Total liabilities and shareholders’ equity	$113,380	$110,740	$115,984	$119,313	$119,764

(a) Amortized cost	$17,879	$15,260	$15,820	$16,642	$12,550
(b) Market values	355	356	357	358	360
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	795,068	795,316	795,313	576,936	577,387
Treasury	6,436	6,188	6,191	6,491	(809)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December 2009	December 2008	December 2009	December 2008
Total shareholders’ equity, beginning	$13,688	$10,696	$12,077	$9,161
Net income (loss)	(98)	(2,142)	737	(2,113)
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(58)	163	100	209
Qualifying cash flow hedges	(3)	47	18	63
Change in accumulated other comprehensive income related to employee benefit plans	17	(52)	25	(49)

Comprehensive income	(142)	(1,984)	880	(1,890)
Cash dividends declared:
Common stock	(8)	(6)	(29)	(413)
Preferred stock	(51)	(23)	(220)	(48)
Issuance of common stock	—	—	986	—
Dividends on (redemption) / exchange of preferred stock	—	(19)	35	(19)
Retirement of preferred stock	—	(9)	—	(9)
Issuance of preferred stock, Series G	—	—	—	1,072
Exchange of preferred stock, Series G	—	—	(269)	—
Issuance of preferred stock, Series F	—	3,408	—	3,408
Stock-based compensation expense	9	14	45	57
Loans repaid (issued) related to exercise of stock-based awards, net	—	1	—	4
Change in corporate tax benefit related to stock-based compensation	—	(1)	(29)	(16)
Shares issued in an acquisition	—	—	—	770
Reversal of OTTI	—	—	24	—
Other	1	—	(3)	—

Total shareholders’ equity, ending	$13,497	$12,077	$13,497	$12,077

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December 2009	September 2009	December 2008	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$25,838	$27,416	$30,227	(6%)	(15%)
Commercial mortgage loans	12,126	12,449	13,194	(3%)	(8%)
Commercial construction loans	4,134	4,475	5,990	(8%)	(31%)
Commercial leases	3,574	3,522	3,629	1%	(2%)
Residential mortgage loans	10,142	10,820	10,327	(6%)	(2%)
Home equity	12,291	12,452	12,677	(1%)	(3%)
Automobile loans	8,973	8,871	8,428	1%	6%
Credit card	1,982	1,955	1,748	1%	13%
Other consumer loans and leases	860	928	1,206	(7%)	(29%)
Taxable securities	17,521	16,850	14,882	4%	18%
Tax exempt securities	205	246	288	(17%)	(29%)
Other short-term investments	1,143	969	513	18%	123%

Total interest-earning assets	98,789	100,953	103,109	(2%)	(4%)
Cash and due from banks	2,276	2,257	2,897	1%	(21%)
Other assets	14,084	13,724	15,089	3%	(7%)
Allowance for loan and lease losses	(3,644)	(3,481)	(2,142)	5%	70%

Total assets	$111,505	$113,453	$118,953	(2%)	(6%)

Liabilities
Interest-bearing liabilities:
Interest checking	$16,324	$14,869	$13,698	10%	19%
Savings	17,540	16,967	15,960	3%	10%
Money market	4,279	4,280	4,983	—	(14%)
Foreign office	2,516	2,432	1,876	3%	34%
Other time	13,049	14,264	13,337	(9%)	(2%)
Certificates - $100,000 and over	8,200	10,055	12,468	(18%)	(34%)
Other	51	95	1,090	(46%)	(95%)
Federal funds purchased	423	404	2,016	5%	(79%)
Other short-term borrowings	3,029	5,285	10,912	(43%)	(72%)
Long-term debt	10,404	10,108	13,100	3%	(21%)

Total interest-bearing liabilities	75,815	78,759	89,440	(4%)	(15%)
Demand deposits	18,137	17,059	14,602	6%	24%
Other liabilities	3,829	3,750	4,620	2%	(17%)

Total liabilities	97,781	99,568	108,662	(2%)	(10%)
Shareholders’ equity	13,724	13,885	10,291	(1%)	33%

Total liabilities and shareholders’ equity	$111,505	$113,453	$118,953	(2%)	(6%)

Yield Analysis
Interest-earning assets:
Commercial loans	4.48%	4.36%	4.96%
Commercial mortgage loans	4.19%	4.22%	6.10%
Commercial construction loans	2.65%	2.74%	5.32%
Commercial leases	4.59%	4.59%	3.75%
Residential mortgage loans	5.19%	5.23%	6.37%
Home equity	4.06%	4.10%	5.08%
Automobile loans	6.18%	6.32%	6.40%
Credit card	9.66%	9.87%	10.68%
Other consumer loans and leases	11.59%	9.59%	5.70%

Total loans and leases	4.77%	4.73%	5.55%
Taxable securities	4.17%	4.24%	4.91%
Tax exempt securities	6.06%	7.05%	7.41%
Other short-term investments	0.10%	0.10%	0.91%

Total interest-earning assets	4.61%	4.61%	5.44%
Interest-bearing liabilities:
Interest checking	0.27%	0.24%	0.60%
Savings	0.70%	0.67%	1.27%
Money market	0.51%	0.55%	1.29%
Foreign office	0.36%	0.43%	0.95%
Other time	2.95%	3.24%	3.62%
Certificates - $100,000 and over	2.27%	2.56%	3.39%
Other	0.09%	0.19%	0.64%
Federal funds purchased	0.13%	0.15%	0.71%
Other short-term borrowings	0.20%	0.32%	1.87%
Long-term debt	2.65%	2.67%	4.13%

Total interest-bearing liabilities	1.39%	1.51%	2.28%
Ratios:
Net interest margin (taxable equivalent)	3.55%	3.43%	3.46%
Net interest rate spread (taxable equivalent)	3.22%	3.10%	3.16%
Interest-bearing liabilities to interest-earning assets	76.74%	78.02%	86.74%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December 2009	December 2008	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$27,556	$28,426	(3%)
Commercial mortgage loans	12,511	12,776	(2%)
Commercial construction loans	4,638	5,846	(21%)
Commercial leases	3,508	3,699	(5%)
Residential mortgage loans	10,886	10,993	(1%)
Home equity	12,534	12,269	2%
Automobile loans	8,807	8,925	(1%)
Credit card	1,907	1,708	12%
Other consumer loans and leases	1,044	1,193	(13%)
Taxable securities	16,861	13,082	29%
Tax exempt securities	239	342	(30%)
Other short-term investments	1,035	621	67%

Total interest-earning assets	101,526	99,880	2%
Cash and due from banks	2,329	2,490	(6%)
Other assets	14,266	13,411	6%
Allowance for loan and lease losses	(3,265)	(1,485)	120%

Total assets	$114,856	$114,296	—

Liabilities
Interest-bearing liabilities:
Interest checking	$15,070	$14,191	6%
Savings	16,875	16,192	4%
Money market	4,320	6,127	(29%)
Foreign office	2,108	2,153	(2%)
Other time	14,103	11,135	27%
Certificates - $100,000 and over	10,367	9,531	9%
Other	157	2,066	(92%)
Federal funds purchased	517	2,975	(83%)
Other short-term borrowings	6,463	7,785	(17%)
Long-term debt	11,035	13,904	(21%)

Total interest-bearing liabilities	81,015	86,059	(6%)
Demand deposits	16,862	14,017	20%
Other liabilities	3,926	4,182	(6%)

Total liabilities	101,803	104,258	(2%)
Shareholders’ equity	13,053	10,038	30%

Total liabilities and shareholders’ equity	$114,856	$114,296	—

Yield Analysis
Interest-earning assets:
Commercial loans	4.22%	5.35%
Commercial mortgage loans	4.35%	6.78%
Commercial construction loans	2.90%	5.86%
Commercial leases	4.24%	0.49%
Residential mortgage loans	5.53%	6.41%
Home equity	4.15%	5.71%
Automobile loans	6.31%	6.34%
Credit card	10.10%	9.77%
Other consumer loans and leases	8.49%	5.28%

Total loans and leases	4.73%	5.77%
Taxable securities	4.28%	4.91%
Tax exempt securities	7.19%	7.35%
Other short-term investments	0.14%	2.15%

Total interest-earning assets	4.62%	5.64%
Interest-bearing liabilities:
Interest checking	0.26%	0.91%
Savings	0.75%	1.38%
Money market	0.60%	1.92%
Foreign office	0.45%	1.60%
Other time	3.33%	3.69%
Certificates - $100,000 and over	2.70%	3.40%
Other	0.20%	2.42%
Federal funds purchased	0.20%	2.34%
Other short-term borrowings	0.64%	2.29%
Long-term debt	2.89%	4.01%

Total interest-bearing liabilities	1.62%	2.43%
Ratios:
Net interest margin (taxable equivalent)	3.32%	3.54%
Net interest rate spread (taxable equivalent)	3.00%	3.21%
Interest-bearing liabilities to interest-earning assets	79.80%	86.16%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Assets
Interest-earning assets:
Commercial loans	$25,838	$27,416	$28,038	$28,968	$30,227
Commercial mortgage loans	12,126	12,449	12,668	12,809	13,194
Commercial construction loans	4,134	4,475	4,842	5,115	5,990
Commercial leases	3,574	3,522	3,477	3,564	3,629
Residential mortgage loans	10,142	10,820	11,669	10,921	10,327
Home equity	12,291	12,452	12,636	12,763	12,677
Automobile loans	8,973	8,871	8,692	8,687	8,428
Credit card	1,982	1,955	1,863	1,825	1,748
Other consumer loans and leases	860	928	1,111	1,177	1,206
Taxable securities	17,521	16,850	16,778	16,283	14,882
Tax exempt securities	205	246	242	262	288
Other short-term investments	1,143	969	742	1,290	513

Total interest-earning assets	98,789	100,953	102,758	103,664	103,109
Cash and due from banks	2,276	2,257	2,350	2,438	2,897
Other assets	14,084	13,724	13,907	15,363	15,089
Allowance for loan and lease losses	(3,644)	(3,481)	(3,137)	(2,784)	(2,142)

Total assets	$111,505	$113,453	$115,878	$118,681	$118,953

Liabilities
Interest-bearing liabilities:
Interest checking	$16,324	$14,869	$14,837	$14,229	$13,698
Savings	17,540	16,967	16,705	16,272	15,960
Money market	4,279	4,280	4,167	4,559	4,983
Foreign office	2,516	2,432	1,717	1,755	1,876
Other time	13,049	14,264	14,612	14,501	13,337
Certificates - $100,000 and over	8,200	10,055	11,455	11,802	12,468
Other	51	95	240	247	1,090
Federal funds purchased	423	404	542	701	2,016
Other short-term borrowings	3,029	5,285	8,002	9,621	10,912
Long-term debt	10,404	10,108	11,130	12,531	13,100

Total interest-bearing liabilities	75,815	78,759	83,407	86,218	89,440
Demand deposits	18,137	17,059	16,689	15,532	14,602
Other liabilities	3,829	3,750	3,292	4,847	4,620

Total liabilities	97,781	99,568	103,388	106,597	108,662
Shareholders’ equity	13,724	13,885	12,490	12,084	10,291

Total liabilities and shareholders’ equity	$111,505	$113,453	$115,878	$118,681	$118,953

Yield Analysis
Interest-earning assets:
Commercial loans	4.48%	4.36%	4.06%	4.00%	4.96%
Commercial mortgage loans	4.19%	4.22%	4.44%	4.56%	6.10%
Commercial construction loans	2.65%	2.74%	2.80%	3.35%	5.32%
Commercial leases	4.59%	4.59%	4.66%	3.12%	3.75%
Residential mortgage loans	5.19%	5.23%	5.65%	6.04%	6.37%
Home equity	4.06%	4.10%	4.14%	4.28%	5.08%
Automobile loans	6.18%	6.32%	6.36%	6.40%	6.40%
Credit card	9.66%	9.87%	10.06%	10.89%	10.68%
Other consumer loans and leases	11.59%	9.59%	7.52%	6.18%	5.70%

Total loans and leases	4.77%	4.73%	4.71%	4.73%	5.55%
Taxable securities	4.17%	4.24%	4.33%	4.39%	4.91%
Tax exempt securities	6.06%	7.05%	8.04%	7.44%	7.41%
Other short-term investments	0.10%	0.10%	0.15%	0.19%	0.91%

Total interest-earning assets	4.61%	4.61%	4.62%	4.63%	5.44%
Interest-bearing liabilities:
Interest checking	0.27%	0.24%	0.27%	0.27%	0.60%
Savings	0.70%	0.67%	0.77%	0.89%	1.27%
Money market	0.51%	0.55%	0.63%	0.72%	1.29%
Foreign office	0.36%	0.43%	0.54%	0.54%	0.95%
Other time	2.95%	3.24%	3.48%	3.62%	3.62%
Certificates - $100,000 and over	2.27%	2.56%	2.80%	3.04%	3.39%
Other	0.09%	0.19%	0.19%	0.23%	0.64%
Federal funds purchased	0.13%	0.15%	0.18%	0.30%	0.71%
Other short-term borrowings	0.20%	0.32%	0.61%	1.00%	1.87%
Long-term debt	2.65%	2.67%	2.79%	3.36%	4.13%

Total interest-bearing liabilities	1.39%	1.51%	1.67%	1.89%	2.28%
Ratios:
Net interest margin (taxable equivalent)	3.55%	3.43%	3.26%	3.06%	3.46%
Net interest rate spread (taxable equivalent)	3.22%	3.10%	2.95%	2.74%	3.16%
Interest-bearing liabilities to interest-earning assets	76.74%	78.02%	81.17%	83.17%	86.74%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Average Loans and Leases
Commercial:
Commercial loans	$25,816	$27,400	$28,027	$28,949	$30,227
Commercial mortgage loans	11,981	12,269	12,463	12,508	13,189
Commercial construction loans	4,024	4,337	4,672	4,987	5,990
Commercial leases	3,574	3,522	3,477	3,564	3,629

Subtotal - commercial	45,395	47,528	48,639	50,008	53,035
Consumer:
Residential mortgage loans	8,129	8,355	8,713	9,195	9,335
Home equity	12,291	12,452	12,636	12,763	12,677
Automobile loans	8,973	8,871	8,692	8,687	8,428
Credit card	1,982	1,955	1,863	1,825	1,748
Other consumer loans and leases	831	899	1,030	1,083	1,146

Subtotal - consumer	32,206	32,532	32,934	33,553	33,334

Total average loans and leases (excluding held for sale)	$77,601	$80,060	$81,573	$83,561	$86,369

Average loans held for sale	2,319	2,828	3,422	2,268	1,057
End of Period Loans and Leases
Commercial:
Commercial loans	$25,683	$26,175	$28,409	$28,617	$29,197
Commercial mortgage loans	11,803	12,105	12,407	12,560	12,502
Commercial construction loans	3,784	4,147	4,491	4,745	5,114
Commercial leases	3,535	3,584	3,497	3,521	3,685

Subtotal - commercial	44,805	46,011	48,804	49,443	50,498
Consumer:
Residential mortgage loans	8,035	8,229	8,489	8,875	9,385
Home equity	12,174	12,377	12,511	12,710	12,752
Automobile loans	8,995	8,972	8,741	8,688	8,594
Credit card	1,990	1,973	1,914	1,816	1,811
Other consumer loans and leases	780	857	970	1,037	1,103

Subtotal - consumer	31,974	32,408	32,625	33,126	33,645

Total portfolio loans and leases	$76,779	$78,419	$81,429	$82,569	$84,143

Core business activity	1,851	1,775	2,989	2,199	979
Portfolio management activity	224	288	352	403	473

Total loans held for sale	2,067	2,063	3,341	2,602	1,452
Operating lease equipment	499	486	474	470	463
Loans and Leases Serviced for Others (a):
Commercial loans	1,193	1,367	1,706	2,091	2,518
Commercial mortgage loans	264	256	264	297	312
Commercial construction loans	196	196	216	258	264
Commercial leases	150	149	152	154	170
Residential mortgage loans	48,638	46,837	43,527	41,524	40,378
Home equity	263	266	267	272	273
Automobile loans	1,230	1,394	1,569	1,754	1,946
Credit card	15	15	15	16	17
Other consumer loans and leases	7	7	7	7	7

Total loans and leases serviced for others	51,956	50,487	47,723	46,373	45,885

Total loans and leases serviced	$131,301	$131,455	$132,967	$132,014	$131,943

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	December 2009	September 2009	June 2009	March 2009	December 2008
Tier I capital:
Shareholders’ equity	$13,497	$13,688	$13,700	$12,102	$12,077
Goodwill and certain other intangibles	(2,565)	(2,559)	(2,564)	(2,785)	(2,801)
Unrealized (gains) losses	(240)	(285)	(152)	(151)	(109)
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(27)	(33)	(5)	(5)	(6)

Total tier I capital	$13,428	$13,574	$13,742	$11,924	$11,924

Total risk-based capital:
Tier I capital	$13,428	$13,574	$13,742	$11,924	$11,924
Qualifying allowance for credit losses	1,284	1,308	1,350	1,375	1,413
Qualifying subordinated notes	2,923	3,044	2,980	3,203	3,309

Total risk-based capital	$17,635	$17,926	$18,072	$16,502	$16,646

Risk-weighted assets (b)	$100,862	$102,875	$106,538	$109,087	$112,622
Ratios:
Average shareholders’ equity to average assets	12.31%	12.24%	10.78%	10.18%	8.65%
Regulatory capital:
Fifth Third Bancorp
Tier I capital	13.31%	13.19%	12.90%	10.93%	10.59%
Total risk-based capital	17.48%	17.43%	16.96%	15.13%	14.78%
Tier I leverage	12.43%	12.34%	12.17%	10.29%	10.27%
Tier I common equity	7.00%	7.01%	6.94%	4.50%	4.37%
Fifth Third Bank (c)
Tier I capital	13.50%	13.41%	11.53%	8.83%	8.13%
Total risk-based capital	15.56%	15.47%	14.38%	11.67%	10.92%
Tier I leverage	12.69%	12.76%	9.89%	7.46%	7.03%
Tier I common equity	13.50%	13.41%	11.69%	8.83%	7.53%
Fifth Third Bank (Michigan) (c)
Tier I capital	—	—	10.13%	10.62%	11.06%
Total risk-based capital	—	—	12.07%	12.53%	12.95%
Tier I leverage	—	—	9.45%	10.06%	10.45%
Tier I common equity	—	—	9.18%	9.61%	10.09%
Fifth Third Bank N.A. (c)
Tier I capital	—	—	12.83%	13.10%	16.33%
Total risk-based capital	—	—	14.12%	14.37%	17.59%
Tier I leverage	—	—	10.63%	11.52%	14.11%
Tier I common equity	—	—	12.83%	13.10%	16.33%

(a)	Current period regulatory capital data and ratios are estimated

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied be the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	As of September 30, 2009, the Fifth Third Bank (Michigan) and Fifth Third Bank N.A. charters were merged into the Fifth Third Bank charter.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Average loans and leases (excluding held for sale):
Commercial loans	$25,816	$27,400	$28,027	$28,949	$30,227
Commercial mortgage loans	11,981	12,269	12,463	12,508	13,189
Commercial construction loans	4,024	4,337	4,672	4,987	5,990
Commercial leases	3,574	3,522	3,512	3,564	3,610
Residential mortgage loans	8,129	8,355	8,713	9,195	9,335
Home equity	12,291	12,452	12,636	12,763	12,677
Automobile loans	8,973	8,871	8,692	8,687	8,428
Credit card	1,982	1,955	1,863	1,825	1,748
Other consumer loans and leases	831	899	995	1,083	1,165

Total average loans and leases (excluding held for sale)	$77,601	$80,060	$81,573	$83,561	$86,369

Losses charged off:
Commercial loans	$(197)	$(271)	$(185)	$(116)	$(430)
Commercial mortgage loans	(144)	(124)	(89)	(79)	(468)
Commercial construction loans	(134)	(130)	(79)	(78)	(541)
Commercial leases	(11)	—	(1)	—	—
Residential mortgage loans	(78)	(92)	(148)	(75)	(49)
Home equity	(85)	(82)	(90)	(73)	(55)
Automobile loans	(41)	(44)	(48)	(56)	(50)
Credit card	(46)	(47)	(47)	(38)	(32)
Other consumer loans and leases	(7)	(6)	(6)	(6)	(8)

Total losses	(743)	(796)	(693)	(521)	(1,633)
Recoveries of losses previously charged off:
Commercial loans	14	15	8	13	8
Commercial mortgage loans	2	6	4	2	3
Commercial construction loans	(1)	4	—	2	2
Commercial leases	3	—	—	—	—
Residential mortgage loans	—	—	1	—	—
Home equity	3	2	2	1	1
Automobile loans	9	10	12	10	7
Credit card	2	2	2	2	2
Other consumer loans and leases	3	1	38	1	(17)

Total recoveries	35	40	67	31	6
Net losses charged off:
Commercial loans	(183)	(256)	(177)	(103)	(422)
Commercial mortgage loans	(142)	(118)	(85)	(77)	(465)
Commercial construction loans	(135)	(126)	(79)	(76)	(539)
Commercial leases	(8)	—	(1)	—	—
Residential mortgage loans	(78)	(92)	(147)	(75)	(49)
Home equity	(82)	(80)	(88)	(72)	(54)
Automobile loans	(32)	(34)	(36)	(46)	(43)
Credit card	(44)	(45)	(45)	(36)	(30)
Other consumer loans and leases	(4)	(5)	32	(5)	(25)

Total net losses charged off	$(708)	$(756)	$(626)	$(490)	$(1,627)

Net charge-off Ratios:
Commercial loans	2.81%	3.70%	2.53%	1.45%	5.55%
Commercial mortgage loans	4.69%	3.82%	2.73%	2.50%	14.05%
Commercial construction loans	13.28%	11.56%	6.76%	6.21%	35.81%
Commercial leases	0.88%	(0.04%)	0.02%	—	(0.04%)
Residential mortgage loans	3.82%	4.38%	5.17%	3.30%	2.90%
Home equity	2.65%	2.54%	2.81%	2.28%	1.68%
Automobile loans	1.38%	1.52%	1.65%	2.17%	2.00%
Credit card	8.81%	9.08%	9.64%	7.92%	6.82%
Other consumer loans and leases	2.49%	2.62%	1.95%	1.63%	2.41%

Total net charge-off ratio	3.62%	3.75%	3.08%	2.38%	7.50%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$3,681	$3,485	$3,070	$2,787	$2,058
Total net losses charged off	(708)	(756)	(626)	(490)	(1,627)
Provision for loan and lease losses	776	952	1,041	773	2,356

Allowance for loan and lease losses, ending	$3,749	$3,681	$3,485	$3,070	$2,787
Reserve for unfunded commitments, beginning	$284	$239	$231	$195	$132
Provision for unfunded commitments	10	45	8	36	63

Reserve for unfunded commitments, ending	$294	$284	$239	$231	$195

Components of allowance for credit losses:
Allowance for loan and lease losses	$3,749	$3,681	$3,485	$3,070	$2,787
Reserve for unfunded commitments	294	284	239	231	195

Total allowance for credit losses	$4,043	$3,965	$3,724	$3,301	$2,982

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial loans	$734	$752	$603	$667	$541
Commercial mortgage loans	898	912	760	692	482
Commercial construction loans	646	697	684	551	362
Commercial leases	67	51	51	27	21
Residential mortgage loans	275	267	262	265	259
Home equity	21	24	26	25	26
Automobile loans	1	1	1	2	5
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases	2,642	2,704	2,387	2,229	1,696
Restructured loans and leases - commercial (non accrual)	47	18	12	—	—
Restructured loans and leases - consumer (non accrual)	258	225	188	167	80

Total nonperforming portfolio loans and leases	2,947	2,947	2,587	2,396	1,776
Repossessed personal property	22	22	21	25	24
Other real estate owned	275	251	232	227	206

Total nonperforming assets (a)	3,244	3,220	2,840	2,648	2,006
Nonaccrual loans held for sale	220	286	352	403	473
Restructured loans - commercial (non accrual) held for sale	4	2	—	—	—

Total nonperforming assets including loans held for sale	$3,468	$3,508	$3,192	$3,051	$2,479

Restructured Consumer loans and leases (accrual)	$1,392	$1,280	$1,074	$615	$494
Restructured Commercial loans and leases (accrual)	$68	—	—	—	—
Ninety days past due loans and leases:
Commercial loans	$118	$256	$142	$131	$76
Commercial mortgage loans	59	184	131	124	136
Commercial construction loans	17	168	60	49	74
Commercial leases	4	4	5	6	4
Residential mortgage loans	189	198	242	231	198
Home equity	99	104	99	105	96
Automobile loans	17	17	18	18	21
Credit card	64	60	65	68	56
Other consumer loans and leases	—	1	—	1	1

Total ninety days past due loans and leases	$567	$992	$762	$733	$662

Ratios
Net losses charged off as a percent of average loans and leases	3.62%	3.75%	3.08%	2.38%	7.50%
Allowance for loan and lease losses:
As a percent of loans and leases	4.88%	4.69%	4.28%	3.72%	3.31%
As a percent of nonperforming loans and leases (a)	127%	125%	135%	128%	157%
As a percent of nonperforming assets (a)	116%	114%	123%	116%	139%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.82%	3.75%	3.17%	2.89%	2.11%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	4.21%	4.09%	3.48%	3.20%	2.38%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	4.38%	4.34%	3.75%	3.57%	2.89%

(a)	Does not include nonaccrual loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconcilation

$ and shares in millions

(unaudited)

		For the Three Months Ended
	December 2009	September 2009	June 2009	March 2009	December 2008

Total shareholders’ equity	13,497	13,688	13,700	12,102	12,077
Less:
Preferred stock	(3,609)	(3,599)	(3,588)	(4,252)	(4,241)
Goodwill	(2,417)	(2,417)	(2,417)	(2,623)	(2,624)
Intangible assets	(106)	(119)	(133)	(154)	(168)

Tangible common equity, including unrealized gains / losses (a)	7,365	7,553	7,562	5,073	5,044
Less: Accumulated other comprehensive income / loss	(241)	(285)	(152)	(151)	(98)

Tangible common equity, excluding unrealized gains / losses (b)	7,124	7,268	7,410	4,922	4,946
Add back: Preferred stock	3,609	3,599	3,588	4,252	4,241

Tangible equity (c)	10,733	10,867	10,998	9,174	9,187

Total assets (d)	113,380	110,740	115,984	119,313	119,764
Less:
Goodwill	(2,417)	(2,417)	(2,417)	(2,623)	(2,624)
Intangible assets	(106)	(119)	(133)	(154)	(168)

Tangible assets, including unrealized gains / losses (e)	110,857	108,204	113,434	116,536	116,972
Less: Accumulated other comprehensive income / loss, before tax	(370)	(438)	(234)	(233)	(151)

Tangible assets, excluding unrealized gains / losses (f)	110,487	107,766	113,200	116,303	116,821

Common shares outstanding (g)	795	795	795	577	577

Risk-weighted assets, determined in accordance with prescribed regulatory requirements (h)	100,862	102,874	106,537	109,086	112,621

Ratios
Tangible equity (c) / (f)	9.71%	10.08%	9.72%	7.89%	7.86%
Tangible common equity (excluding unrealized gains/losses) (b) / (f)	6.45%	6.74%	6.55%	4.23%	4.23%
Tangible common equity (including unrealized gains/losses) (a) / (e)	6.64%	6.98%	6.67%	4.35%	4.31%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (b) / (h)	7.06%	7.07%	6.96%	4.51%	4.39%
Tangible book value per share (a) / (g)	9.26	9.50	9.51	8.79	8.74

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended December 31, 2009 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income (a)	357	388	109	40	(11)	883
Provision for loan and lease losses	(405)	(159)	(128)	(14)	(70)	(776)

Net interest income after provision for loan and lease losses	(48)	229	(19)	26	(81)	107
Total noninterest income	144	236	132	89	50	651
Total noninterest expense	(243)	(349)	(130)	(94)	(152)	(968)

Net income (loss) before taxes	(147)	116	(17)	21	(183)	(210)
Applicable income taxes (a)	84	(41)	6	(7)	70	112

Net income (loss)	(63)	75	(11)	14	(113)	(98)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(63)	75	(11)	14	(175)	(160)

For the three months ended September 30, 2009 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income (a)	351	396	114	41	(28)	874
Provision for loan and lease losses	(447)	(149)	(142)	(16)	(198)	(952)

Net interest income after provision for loan and lease losses	(96)	247	(28)	25	(226)	(78)
Total noninterest income	115	227	147	84	278	851
Total noninterest expense	(245)	(336)	(115)	(91)	(89)	(876)

Net income (loss) before taxes	(226)	138	4	18	(37)	(103)
Applicable income taxes (a)	102	(49)	(1)	(6)	(40)	6

Net income (loss)	(124)	89	3	12	(77)	(97)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(124)	89	3	12	(139)	(159)

For the three months ended June 30, 2009	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total

Net interest income (a)	339	395	136	39	(73)	836
Provision for loan and lease losses	(289)	(149)	(170)	(18)	(415)	(1,041)

Net interest income after provision for loan and lease losses	50	246	(34)	21	(488)	(205)
Total noninterest income	165	227	190	82	1,919	2,583
Total noninterest expense	(263)	(347)	(151)	(88)	(172)	(1,021)

Net income (loss) before taxes	(48)	126	5	15	1,259	1,357
Applicable income taxes (a)	46	(44)	(2)	(5)	(470)	(475)

Net income (loss)	(2)	82	3	10	789	882
Dividends on preferred stock	—	—	—	—	26	26

Net income (loss) available to common shareholders	(2)	82	3	10	763	856

For the three months ended March 31, 2009	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total

Net interest income (a)	335	380	136	37	(107)	781
Provision for loan and lease losses	(218)	(128)	(135)	(10)	(282)	(773)

Net interest income after provision for loan and lease losses	117	252	1	27	(389)	8
Total noninterest income	184	202	158	84	69	697
Total noninterest expense	(239)	(338)	(114)	(83)	(188)	(962)

Net income (loss) before taxes	62	116	45	28	(508)	(257)
Applicable income taxes (a)	7	(41)	(16)	(10)	367	307

Net income (loss)	69	75	29	18	(141)	50
Dividends on preferred stock	—	—	—	—	76	76

Net income (loss) available to common shareholders	69	75	29	18	(217)	(26)

For the three months ended December 31, 2008	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total

Net interest income (a)	390	419	128	44	(83)	898
Provision for loan and lease losses	(1,347)	(125)	(125)	(28)	(731)	(2,356)

Net interest income after provision for loan and lease losses	(957)	294	3	16	(814)	(1,458)
Total noninterest income	182	221	77	87	75	642
Total noninterest expense	(1,000)	(336)	(337)	(91)	(258)	(2,022)

Net income (loss) before taxes	(1,775)	179	(257)	12	(997)	(2,838)
Applicable income taxes (a)	651	(63)	90	(4)	22	696

Net income (loss)	(1,124)	116	(167)	8	(975)	(2,142)
Dividends on preferred stock	—	—	—	—	42	42

Net income (loss) available to common shareholders	(1,124)	116	(167)	8	(1,017)	(2,184)

(a)	Includes taxable equivalent adjustments of $4 million for the three months ended December 30, 2009 and $5 million for the three months ended September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008.
(b)	Prior period segment financial information has been restated to reflect the sale of the Processing Business on June 30, 2009 and the elimination of the Processing Solutions segment. Financial information for the Processing Business has been reclassified under General Corporate/Other for all periods presented. The retained retail credit card and commercial multi-card service business are included in Consumer Lending and Commercial Banking segments, respectively, for all periods presented. Additionally, interchange revenue previously recorded in the Processing Solutions segment and associated with cards currently included in Branch Banking, is now included in the Branch Banking segment for all periods presented.